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October 26, 1999

Metron Technology
1350 Old Bayshore Highway
Suite 360
Burlingame, California 94010

Ladies and Gentlemen:

I hereby consent to being named in the registration statement filed by Metron Technology N.V.

Sincerely,

/s/ Sho Nakanuma

Sho Nakanuma